UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 20, 2025
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On November 20, 2025, Direct Digital Holdings, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Continuation Capital, Inc. (“Continuation Capital”), pursuant to which we agreed to issue up to 50,000,000 shares of Class A Common Stock (the “Exchange Shares”) in exchange for the release of certain claims held by Continuation Capital related to third party vendor payables separately assigned to Continuation Capital in the amount of $3,020,932. The Exchange Shares will be sold to Continuation Capital at a price of 76% of the lower of (a) the volume weighted average sale price of the Class A Common Stock on Nasdaq during the “Valuation Period,” which is the five day trading period, inclusive of the day of the share request under the Settlement Agreement, which will be extended as necessary to account for multiple tranches of issuances or (b) the average of the four lowest of the most recent five closing prices during the Valuation Period. Additionally, as partial consideration for the entry into the Settlement Agreement, the Company paid Continuation Capital a settlement fee of 95,000 shares of Class A Common Stock. The Settlement Agreement was approved on November 21, 2025 by a court following a hearing held on that same date, in which the court determined that Settlement Agreement is fair to Continuation Capital. Accordingly, the issuance of securities under the Settlement Agreement will be exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 3(a)(10) thereunder.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 26, 2025 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer